UNITED STATES

SECURITIES EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report:

March 13, 2008

BIG BEAR RESOURCES INC.

(Exact name of registrant as specified in its charter)

Nevada	333-144226	26-0148468
State or other jurisdiction of incorporation	Commission File Number	IRS Identification No.

Suite 804 – 1238 Melville Street

Vancouver, BC V6E 4N2

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code:  (778) 839-5533

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5- Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 13, 2008, Korina Houghton submitted her resignation as Corporate Secretary, Treasurer and as a member of the Board of Directors.  There were no disagreements between Mrs. Houghton and the Company on any matters relating to the Company’s operations, policies or practices.  The Company will provide, no later than the date this Report on Form 8K is filed with the SEC, a copy of the disclosures made herein to Mrs. Houghton, and will provide her with an opportunity to provide a letter stating whether or not she disagrees with these statements.  Any correspondence received from Mrs. Houghton will be filed as an exhibit to an amended Report and will be filed within two (2) business days of receipt.

SIGNATURES

BIG BEAR RESOURCES INC.

/s/ Scott C. Houghton

Scott C. Houghton, President